Exhibit 4.1
First Supplemental Indenture (this “Supplemental Indenture”), dated as of January 30, 2025, among DT Midstream, Inc. (the “Issuer”), Guardian Pipeline, L.L.C. (“Guardian”), Midwestern Gas Transmission Company (“Midwestern”), Viking Gas Transmission Company (“Viking”) and DTM Interstate Transportation, LLC (“DTM Interstate”, and, collectively with Guardian, Midwestern and Viking, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 9, 2021 providing for the issuance of 4.125% Senior Notes (the “2029 Notes”) and the 4.375% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.
3.No Recourse Against Others. Neither DTE Energy nor any director, officer, partner, member, employee, incorporator, manager or stockholder or other owner of any Equity Interest of DTE Energy, the Issuer or any Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
    DT MIDSTREAM, INC.
By:
Name:
Title:
    GUARDIAN PIPELINE, L.L.C.
By:
Name:
Title:
MIDWESTERN GAS TRANSMISSION COMPANY
By:
Name:
Title:
    VIKING GAS TRANSMISSION COMPANY
By:
Name:
Title:
DTM INTERSTATE TRANSPORTATION, LLC
By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
Authorized Signatory

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